UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2012

DST Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-14036	43-1581814
(Commission File Number)	(I.R.S. Employer Identification No.)

333 West 11th Street, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

(816) 435-1000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition

See attached as Exhibit 99.1 to this Form 8-K a News Release dated February 7, 2012 concerning the announcement of financial results for the DST Systems, Inc. ("DST") quarter ended December 31, 2011.

The information in this Item 2.02, and Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed "filed" for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Unless expressly incorporated into a filing of DST under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act made after the date hereof, the information contained in this Item 2.02 and Exhibit 99.1 hereto shall not be incorporated by reference into any filing of DST, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

b) On February 6, 2012, each of Thomas A. McCullough and William C. Nelson notified the Board of Directors (the "Board") of DST that he will not stand for re-election at DST's 2012 annual meeting of stockholders (the "2012 Annual Meeting").  Messrs. McCullough and Nelson will continue to serve as directors of DST until the 2012 Annual Meeting.

ITEM 8.01. Other Events.

On February 7, 2012, DST issued a News Release regarding DST's nominees for election as directors at the 2012 Annual Meeting. A copy of the News Release is filed herewith as Exhibit 99.2.

ITEM 9.01 Financial Statements and Exhibits

(d). Exhibits.

Exhibit
Number	Description

99.1	News Release dated February 7, 2012
99.2	News Release dated February 7, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 7th day February, 2012.

DST Systems, Inc.

By:	/s/ Kenneth V. Hager
Name:	Kenneth V. Hager
Title:	Vice President, Chief Financial
Officer and Treasurer